Exhibit 10.1

AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT

This Amendment (this “Amendment”) is made as of July 29, 2019, by and between International Money Express, Inc., a Delaware corporation (the “Company”) and SPC Intermex, LP, a Delaware limited partnership (the “SPC”), and constitutes an amendment to that certain Registration Rights Agreement, dated as of July 26, 2018 (the “Existing Registration Rights Agreement”), among the Company, SPC and the other investors signatories thereto.  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Existing Registration Rights Agreement.

WHEREAS, Section 4.4 of the Existing Registration Rights Agreement provides that the Company and the Holders holding a majority of the Registrable Securities then held by all Holders may amend, subject to certain conditions provided therein, the Existing Registration Rights Agreement;

WHEREAS, SPC currently holds a majority of the Registrable Securities held by all Holders under the Existing Registration Rights Agreement;

WHEREAS, the parties to this Amendment desire to amend the Existing Registration Rights Agreement to provide that a Shelf Registration Statement requested by the SPC Investors may cover all or any portion of the Registrable Securities, as determined by the SPC Investors; and

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the Existing Registration Rights Agreement as set forth herein.

1.          Amendment of Section 2.1 of the Existing Registration Rights Agreement.  Section 2.1 of the Existing Registration Rights Agreement is hereby amended by deleting the first clause of the first sentence of Section 2.1(e) in its entirety and by inserting, in lieu thereof, the following:

“As promptly as reasonably practicable following the Closing of the Merger and upon request from the SPC Investors, the Company shall (x) prepare and file with (or confidentially submit to) the SEC one or more  shelf registration statements under Rule 415 of the Securities Act (each such registration statement, the “Shelf Registration Statement”) that covers all or any portion (such portion to be determined by the SPC Investors) of the Registrable Securities then held by the Holders for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto in accordance with the methods of distribution elected by the SPC Investors and set forth in the Shelf Registration Statement as permitted by this Agreement, and if less than all of the Registrable Securities are to be included in such Shelf Registration Statement, the amount of Registrable Securities shall be allocated on a pro rata basis among all Holders, based on the number of Registrable Securities then owned by each such Holder;”

2.           Miscellaneous Provisions.

2.1          Severability.  This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.2          Applicable Law.  The validity, interpretation and performance of this Amendment shall be governed in all respects by the laws of the State of Delaware and without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Amendment shall be brought and enforced in the United States District Court for the District of Delaware or any Delaware state court located in Wilmington, Delaware, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.  Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum

2.3          Counterparts. This Amendment may be executed in any number of counterparts, and by facsimile or portable document format (pdf) transmission, and each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument.

2.4          Effect of Headings.  The Section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.5          Entire Agreement. The Existing Registration Rights Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated. In the event of any conflict between the terms or provisions of this Amendment and the Existing Registration Rights Agreement, then this Amendment shall prevail in all respects.

[Signatures on Next Page]

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be duly executed as of the date first above written.

INTERNATIONAL MONEY EXPRESS, INC.

By:	/s/ Tony Lauro II
Name:	Tony Lauro II
Title:	Chief Financial Officer

SPC INTERMEX, LP

By:	SPC Intermex GP, LLC, its general partner

By:	Stella Point Capital, LLC, its managing member

By:	/s/ Adam Godfrey
Name:	Adam Godfrey
Title:	Authorized Signatory

By:	/s/ Justin Wender
Name:	Justin Wender
Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Registration Rights Agreement]